Exhibit 99.1

Finish Line Announces Cash Dividend and Annual Meeting

INDIANAPOLIS, January 18, 2007 -- The Finish Line, Inc. (Nasdaq: FINL) announced today that its Board of Directors declared a quarterly cash dividend of $0.025 per share of Class A and Class B common stock. The quarterly cash dividend will be payable on March 19, 2007, to shareholders of record on March 2, 2007.

The Company’s Board of Directors has established July 19, 2007 as the 2007 Annual Meeting date and May 25, 2007 as the record date for such Annual Meeting.

The Finish Line, Inc. is one of the largest mall-based specialty retailers operating under the Finish Line, Man Alive and Paiva brand names. The Finish Line, Inc. is publicly traded on the NASDAQ Global Select Market under the symbol FINL. The Company currently operates 691 Finish Line stores in 47 states and online, 88 Man Alive stores in 16 states and 13 Paiva stores in 10 states and online. To learn more about these brands, visit www.finishline.com , www.manalive.com and www.paiva.com .

Investor Relations:
CONTACT:	Kevin S. Wampler, 317-899-1022 ext. 6914
Executive Vice President, CFO
The Finish Line, Inc., Indianapolis

Media Requests:

CONTACT:	Elise Hasbrook, 317-899-1022 ext. 6827
Corporate Communications Manager
The Finish Line, Inc., Indianapolis